EXHIBIT 99

                           CHARTER ONE FINANCIAL, INC.
                      SELECTED MONTHLY FINANCIAL HIGHLIGHTS


SELECTED FINANCIAL DATA AT MONTH END


                                                                        6/30/97       5/31/97        4/30/97
                                                                        -------       -------        -------
                                                                               (DOLLARS IN THOUSANDS)

Total assets......................................................   $ 14,560,078     14,476,697    14,263,303
Cash & cash equivalents...........................................        205,378        251,455       267,635
Investment securities.............................................        359,880        357,432       282,214
Mortgage-backed securities........................................      4,412,914      4,467,818     4,519,898
Loans receivable..................................................      9,015,824      8,835,336     8,644,835
Allowance for loss................................................         65,935         65,879        65,760
Portfolio of loans serviced for others............................      1,361,566      1,380,664     1,401,715

Common shares outstanding, net....................................     46,185,966     46,214,671    46,206,521
Treasury shares...................................................      1,286,520      1,257,815     1,265,965

Deposits:
  Checking........................................................   $    899,042        929,805       851,954
  Savings.........................................................        827,404        833,296       834,132
  MMDA............................................................      1,344,987      1,363,873     1,355,816
  Certificates:
    6 month or less...............................................        526,663        548,564       560,633
    6 month to 1 year.............................................      1,438,697      1,450,617     1,491,633
    Retail jumbos.................................................        231,836        239,571       240,878
    Other.........................................................      2,508,946      2,437,309     2,391,254
                                                                      -----------   ------------   -----------
      Total CDS...................................................      4,706,142      4,676,061     4,684,398
                                                                      -----------   ------------   -----------
        Total deposits............................................   $  7,777,575      7,803,035     7,726,300
                                                                      ===========   ============   ===========

Borrowings:
  Reverse repurchase agreements...................................   $  1,698,990      1,623,928     1,726,398
  FHLB advances...................................................      3,648,416      3,600,903     3,401,089
  Other...........................................................        212,761        212,236       212,080
                                                                      -----------   ------------   -----------
    Total borrowings..............................................   $  5,560,167      5,437,067     5,339,567
                                                                      ===========   ============   ===========

Weighted average rates:
  Loans...........................................................           7.84%          7.86%         7.86%
  MBS.............................................................           7.22           7.22          7.19
    Loans and MBS.................................................           7.64           7.64          7.64
  Other investments...............................................           7.11           6.95          6.82
    Total interest-earning assets.................................           7.61           7.61          7.60

  Deposits........................................................           4.44           4.41          4.40
  Borrowings......................................................           5.98           5.95          5.92
    Total interest-bearing liabilities............................           5.08           5.04          5.04

Interest rate spread..............................................           2.53%          2.57%         2.56%

Net yield on interest-earning assets..............................           2.84%          2.85%         2.85%

Number of employees (FTEs)........................................          2,626          2,590         2,583
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


Selected Activity for the Month and Quarter



                                                                    ONE MONTH ENDED                     3 MONTHS
                                                        ----------------------------------------         ENDED
                                                         6/30/97        5/31/97         4/30/97         6/30/97
                                                        ---------      ---------       ---------       ----------
                                                                         (DOLLARS IN THOUSANDS)

Loan and MBS activity:
Originations:
  Real Estate:
    Permanent:
      One-to-four family.............................  $  193,135        193,496         183,561          570,192
      Multi-family...................................       1,125              -          11,595           12,720
      Commercial.....................................      10,976          3,115           9,420           23,511
                                                        ---------      ---------       ---------       ----------
        Total permanent..............................     205,236        196,611         204,576          606,423
                                                        ---------      ---------       ---------       ----------
    Construction:
      One-to-four family.............................      33,450         47,051          36,973          117,474
      Multi family...................................           -             55             909              964
      Commercial.....................................       4,300              -               -            4,300
                                                        ---------      ---------       ---------       ----------
        Total construction...........................      37,750         47,106          37,882          122,738
                                                        ---------      ---------       ---------       ----------
          Total real estate loans originated.........     242,986        243,717         242,458          729,161
                                                        ---------      ---------       ---------       ----------
  Consumer line of credit draws......................      28,214         25,958          25,416           79,588
  Consumer...........................................      47,865         57,600          52,203          157,668
  Business line of credit draws......................      13,960          6,192           7,906           28,058
  Lease financings...................................      85,897         27,738           6,496          120,131
  Business...........................................       5,583          8,714           3,393           17,690
                                                        ---------      ---------       ---------       ----------
     Total originated................................  $  424,505        369,919         337,872        1,132,296
                                                        =========      =========       =========       ==========

Loans sold...........................................  $    3,749          3,656           3,589           10,994

Principal reductions.................................  $  229,443        147,991         164,730          542,164

Deposit portfolio activity:
  Net increase (decrease):
    Checking.........................................  $  (30,763)        77,850         (37,888)           9,199
    Savings..........................................      (5,893)          (835)         (8,931)         (15,659)
    MMDA.............................................     (18,886)         8,057          (9,602)         (20,431)
    Certificates:
      6 month or less................................     (21,901)       (12,069)        (12,783)         (46,753)
      6 month to 1 year..............................     (11,920)       (41,016)        (36,604)         (89,540)
      Retail jumbos..................................      (7,735)        (1,307)          3,392           (5,650)
      Other..........................................      71,638         46,055         (10,763)         106,930
                                                        ---------      ---------       ---------       ----------
        Total CDS....................................      30,082         (8,337)        (56,758)         (35,013)
                                                        ---------      ---------       ---------       ----------
Net increase in deposits.............................  $  (25,460)        76,735        (113,179)         (61,904)
                                                        =========      =========       =========       ==========

Interest credited to deposits included above.........  $   61,012         10,093          10,875           81,980
Total increase (decrease) as a percentage of
  beginning deposits.................................        (.33)%          .99%          (1.45)%           (.79)%